                                                                       Exhibit 5


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  July 25, 2003

Arris Group, Inc.
11450 Technology Circle
Duluth, Georgia 30097

Ladies and Gentlemen:

        We have acted as your counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), relating to the registration for resale of 14,000,000 outstanding shares of Common Stock, $0.01 par value (the "Shares"), held by Nortel Networks Inc., an indirect subsidiary of Nortel Networks Corporation. This opinion is being provided at your request for inclusion in the Registration Statement.

        In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

        Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

        The opinions set forth herein are limited to the Delaware General Corporation Law. We are not opining as to any other laws of the State of Delaware (including, but not limited to, "blue sky" or other state securities laws) or as to the laws of any other jurisdiction.

        This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the


           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
               TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP


July 25, 2003
Page 2


category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Troutman Sanders LLP